Exhibit 5.1

                               OPINION OF COUNSEL


                                 August 12, 2005


Board of Directors
CarMax, Inc.
4900 Cox Road
Richmond, Virginia  23060

         Re: CarMax, Inc. Amended and Restated 2002 Stock Incentive Plan CarMax, Inc. Amended and Restated 2002 Non-Employee Directors
                     Stock Incentive Plan

Ladies and Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by CarMax, Inc., a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the CarMax, Inc. Amended and Restated 2002 Stock Incentive Plan (the "2002 Plan") and the CarMax, Inc. Amended and Restated 2002 Non-Employee Directors Stock Incentive Plan (the "2002 Directors Plan") of shares of the Company's common stock, par value $0.50 per share ("Common Stock"). As counsel to the Company, we have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of an additional 6,750,000 shares of Common Stock under the 2002 Plan and an additional 150,000 shares of Common Stock under the 2002 Directors Plan (collectively, the "Shares") under the Securities Act of 1933, as amended.

         In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

         Based upon such examination, it is our opinion that the Shares, when issued pursuant to the Registration Statement and the terms and conditions of the 2002 Plan or the 2002 Directors Plan, as the case may be, will be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia, and we express no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

                                 Very truly yours,

                                 WILLIAMS MULLEN


                                 By: /s/ John M. Oakey, III
                                    -------------------------------
                                         John M. Oakey, III, a Shareholder